Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF PIONEER NATURAL RESOURCES COMPANY

PURSUANT TO 18 U.S.C. § 1350

I, Richard P. Dealy, Executive Vice President and Chief Financial Officer of Pioneer Natural Resources Company (the “Company”), hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2010 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard P. Dealy
Name:	Richard P. Dealy, Executive Vice
President and Chief Financial Officer
Date:	February 25, 2011